EXHIBIT 99.4

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

We hereby consent to the use in the Registration Statement of Yellow Roadway Corporation (“Yellow Roadway”) on Form S-4 and in the Joint Proxy Statement/Prospectus of Yellow Roadway and USF Corporation, which is part of the Registration Statement, of our opinion dated February 27, 2005 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “Summary” and “The Merger.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ WILLIAM H. STRONG
William H. Strong
Managing Director
Vice Chairman
Investment Banking

New York, New York

March 31, 2005